EXhibit 10.16

THIRD AMENDMENT TO LICENSE AGREEMENT

THIS THIRD AMENDMENT TO LICENSE AGREEMENT made this 7th day of February 2022.

TEXAS MEDICAL CENTER (“Licensor”), and BIOLIFE4D INC., a Delaware C-Corporation (“Licensee”) are parties to a certain License Agreement (“License”) dated April 3, 2018 with respect to premises identified as Lab J-307 located at 2450 Holcombe Boulevard, Houston, Texas 77021-2040.

A.	The Licensee wishes to modify their footprint in JLABS @ TMC and Licensor has agreed to accommodate this request.

NOW, THEREFORE, in consideration of the foregoing, which is incorporated herein by reference, for mutual promises contained herein, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee hereby agree as follows:

1.	Effective March 1st, 2022 Licensee shall have access to Office J-615.

2.	Section 2.1 of the License shall be amended to reflect an increase in the License Fee in the amount of $2,500.00 for a total License Fee in the amount of $6,867.20 per month.

3.	Section 2.5 of the License shall be amended to reflect that on or before the Effective Date, Licensee shall deposit with licensor the additional amount of $5,700 for a total Security Deposit of $13,700.

4.	Except as amended by this 3rd Amendment, all other terms of the License shall remain in full force and effect.

(signatures on the following page)

IN WITNESS WHEREOF, Licensor and Licensee have caused their duly authorized representatives to execute this 3rd Amendment as of the date first written.

LICENSOR:

TEXAS MEDICAL CENTER

By:	/s/ William F. McKean
Name:	William F. McKean
Title:	President and Chief Executive Officer

LICENSEE:

BIOLIFE4D INC.

By:	/s/ Steven Morris
Name:	Steven Morris
Title:	CEO